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                                                                  Exhibit (j)(4)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information and to the use of our reports dated February 8, 2002, with respect to the financial statements of the State Street Equity 500 Index Fund and State Street Equity 500 Index Portfolio, included in the State Street Equity 500 Index Fund Annual Report dated December 31, 2001 that is incorporated by reference into this Post-Effective Amendment No. 10 to the Registration Statement (Form N-1A, No. 33-30810) of State Street Institutional Investment Trust.



                                                  ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2002